Exhibit 99.1

US Dataworks Reports Fiscal 2005 Second Quarter Results; Transactional Recurring
                       'Click' Revenues Continue to Climb

    HOUSTON, Oct. 28 /PRNewswire-FirstCall/ -- US Dataworks (Amex: UDW), a leading developer of payment processing solutions, today announced financial results for its fiscal 2005 second quarter ended September 30, 2004.

    Revenues for the fiscal 2005 second quarter were $610,000 compared with revenue of $959,000 for the same period a year ago. Operating loss for the quarter was $1,168,000 compared to an operating loss of $227,000 for the quarter ended September 30, 2003. Net loss for the second quarter was $2,302,000, or $0.09 per share, compared to a net loss of $3,425,000 or $0.21 per share, for the corresponding period in the prior year.

    Net loss for the second quarter in the current fiscal year includes a non-recurring, non-cash charge of $1,000,000 related to management's estimates of costs necessary to settle a lawsuit filed by an investor alleging the breach of an oral contract made in connection with the investor's conversion of his promissory notes in April 2000. The lawsuit was filed in Los Angeles in December 2003. The company has previously disclosed in quarterly and annual reports that it was prepared to vigorously defend against the claim. However, during the second quarter the company first became aware of certain new facts surrounding prior management's alleged oral agreement. These new facts have caused a reassessment of the Company's position and, in accordance with GAAP, the company has estimated the probable costs of settling this litigation.

    Net loss for the second quarter in fiscal year 2004 included non-recurring, non-cash charges of approximately $2,358,000 in connection with certain debt conversions and refinancings.

    "We are very pleased with client acceptance of our new transactional revenue model in the second quarter and first half of fiscal 2005 as we continue our transition from our prior licensed-based revenue model. Our recurring 'click' revenues from customers that pay by the transaction during the 2005 second quarter rose sequentially over 20% to approximately
$160,000 compared to 2005 first quarter results," stated Charles E. Ramey, CEO of US Dataworks. "We have over 2 billion transactions under management available and have processed approximately 370 million actual transactions between January 1, 2004 and September 30, 2004. We are very excited about our growth opportunities over the next several years as the electronification(SM) of payment processing increases rapidly.

    "Additional highlights include the recent announcement of our strategic marketing agreement with JPMorgan Chase to jointly offer an Accounts Receivable Conversion (ARC) processing solution to the market," added Ramey. "With little or no up-front cost, we are able to jointly offer a premium ARC solution to customers in a wider variety of industries, particularly the middle market and public sectors, which have been slow to adopt ARC because of its perceived cost of entry.

    "We also recently announced that three large retailers each of whom have selected Clearingworks(TM), our integrated electronic payment processing platform, to support their payment processing infrastructures. Recent changes in the National Automated Clearing House (NACHA) rules coupled with today's passage into law of Check 21 now make it possible for banks, retailers and billers to electronically process paper checks and all other forms of payments. The transition to electronic processing is expected to create greater efficiencies and immediate cost savings for the retail and remittance industries.

    "We believe that we are in the infancy of a rapidly increasing market and that our 'per transaction' results, strategic marketing relationships and strategic alliances will continue to grow due to our significant investment in R&D, direct sales personnel and marketing efforts. Based on our eloquent software suite and service solutions, as well as our solid growth opportunities, we attracted 5 new direct sales people from several of our larger peers during the second quarter who we believe can sell our vision of reinventing the payment process from start to finish. As an example of our evolving model, our BancTec reseller agreement was terminated during the quarter, and we believe our direct sales force and marketing efforts will drive recurring sales over the long term that benefit our customers as well as our shareholders," concluded Ramey.


    CONFERENCE CALL

    US Dataworks has scheduled a conference call for October 28, 2004 at 5:00 p.m. eastern time. To participate in the conference call, dial
(303) 262-2191 at least ten minutes before the call begins and ask for the US Dataworks conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until November 4, 2004. To access the replay, dial (303) 590-3000 using a pass code of 11011634.

    Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.usdataworks.com . To listen to the live call on the web, please visit the company's web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.


    ABOUT US DATAWORKS

    US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.


    Except for the historical information contained herein, the matters set forth in this press release, including, but not limited the extent to which the Company's balance sheet has been strengthened, leadership in the ARC market has been captured and efforts toward profitability have been continued and the increasing of our efforts toward capturing further market share in ARC, Check-21 and other electronic payment processing solutions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the Company's position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to obtain future financing and other risks detailed from time to time in the SEC reports of US Dataworks, Inc., including its annual report on Form 10-KSB/A for the period ended March 31, 2004. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.


                             - Tables to Follow -


     STATEMENTS OF OPERATIONS
     For the Three and Six Months Ended September 30, 2004 and 2003
     (UNAUDITED)

                        For the Three Months Ended   For the Six Months Ended
                               September 30,               September 30,
                            2004         2003           2004         2003
    Revenues
     Software licensing
       revenues           $153,016     $565,300       $500,732     $712,867
     Software maintenance
       revenues            298,538       64,998        459,929      114,144
     Professional service
       revenues            158,280      328,510        552,305      618,560
       Total revenues      609,834      958,808      1,512,966    1,445,571

    Cost of sales          202,512      205,542        518,648      349,655
      Gross profit         407,322      753,266        994,318    1,095,916

    Operating expenses
      General and
       administrative    1,493,420      912,561      2,963,323    1,839,274
     Depreciation and
      amortization          81,646       68,123        155,772      136,631
       Total operating
         expense         1,575,066      980,684      3,119,095    1,975,905

    Loss from
     operations         (1,167,744)    (227,418)    (2,124,777)    (879,989)

    Other income (expense)
      Financing costs      (97,451)    (159,783)      (419,903)  (1,209,288)
      Interest expense     (48,435)    (630,602)      (164,956)    (940,948)
      Interest expense -
       related parties         ---      (49,323)           ---     (113,360)
     Loss on
      extinguishment
      of debt                  ---     (635,259)           ---     (635,259)
     Loss on
      extinguishment
      of debt -
      related parties          ---   (1,722,631)           ---   (1,722,631)
     Accrued costs of
      litigation
      settlement        (1,000,000)         ---     (1,000,000)         ---
     Other income
      (expense)             11,228       17,687            ---          ---
       Total other
        income
        (expense)       (1,134,658)  (3,197,598)    (1,567,172)  (4,621,486)

    Loss before
     provision for
     income taxes       (2,302,402)  (3,425,016)    (3,691,949)  (5,501,475)
    Provision for
     income taxes              ---          ---            ---          ---
      Net loss         $(2,302,402) $(3,425,016)   $(3,691,949) $(5,501,475)

    Basic and
     diluted loss
     per share
        Total basic
         and diluted
         loss per
         share              $(0.09)      $(0.21)        $(0.14)      $(0.35)
    Basic and diluted
     weighted-average
     shares outstanding 26,852,288   16,540,417     26,184,768   15,870,636

    Supplemental information:
      Software
       maintenance
       revenues
      Transactional
       revenues            158,051       10,419        287,703       20,665

      Nontransactional
       revenues            140,487       54,579        172,226       93,479

      Total maintenance
       revenues           $298,538      $64,998       $459,929     $114,144


     BALANCE SHEET
     September 30, 2004
     (UNAUDITED)

                         ASSETS
    Current assets
      Cash and cash equivalents                              $2,412,191
      Accounts receivable, net of allowance for
       doubtful accounts of $0                                1,443,381
      Prepaid expenses and other current assets                 152,007
        Total current assets                                  4,007,579
    Property and equipment, net                                 700,240
    Goodwill, net                                            14,133,629
    Other assets                                                 18,012
          Total Assets                                      $18,859,460

          LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities
      Note payable- related party                               $39,000
      Deferred revenue                                          273,119
      Accounts payable                                          314,983
      Accrued expenses                                          152,883
      Accrued costs for litigation settlement                 1,000,000
        Total current liabilities                             1,779,985
      Deferred revenue                                           50,014
      Deferred compensation                                     116,100
        Total liabilities                                     1,946,099
    Commitments
    Shareholders' equity
      Convertible Series B preferred stock,
       $0.0001 par value 700,000 shares authorized,
       549,667 shares issued and outstanding,
       $0.75 liquidation preference, dividends of
       $148,956 in arrears                                           55
      Common stock, $0.0001 par value
       90,000,000 shares authorized and
       27,562,428 shares issued and outstanding                   2,756
      Additional paid-in capital                             60,527,314
      Deferred compensation                                     (91,913)
      Accumulated deficit                                   (43,524,851)
        Total shareholders' equity                           16,913,361
          Total Liabilities and Shareholders' Equity        $18,859,460

     Contacts:
     John Reiland, CFO
     John Figone, VP-Business Development
     US Dataworks, Inc.
     (713) 934-3855
     http://www.usdataworks.com

     Ken Dennard, Managing Partner
     DRG&E   (713) 529-6600
     ksdennard@drg-e.com



SOURCE  US Dataworks, Inc.
    -0-                             10/28/2004
    /CONTACT: John Reiland, CFO, or John Figone, VP-Business Development, both of US Dataworks, Inc., +1-713-934-3855; or Ken Dennard, Managing Partner of DRG&E, +1-713-529-6600, or ksdennard@drg-e.com , for US Dataworks, Inc./
    /Web site:  http://www.usdataworks.com /
    (UDW)

CO:  US Dataworks, Inc.
ST:  Texas
IN:  CPR STW FIN
SU:  ERN CCA MAV